Exhibit 16(14)

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the references to our firm under the caption “Financial Highlights” in Exhibit B to the Proxy Statement/ Prospectus for LVIP UBS Global Asset Allocation Fund included in this Registration Statement (Form N-14)(Pre-Effective Amendment No. 1 to File No. 333-156128) of Lincoln Variable Insurance Products Trust, the references to our firm under the captions “Financial Highlights” in the Prospectuses of the LVIP UBS Global Asset Allocation Fund (Standard Class and Service Class) dated April 30, 2008, incorporated by reference in this Registration Statement, the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” and the incorporation by reference of our report dated February 14, 2008, included in the 2007 Annual Report to shareholders, in the Statement of Additional Information of Lincoln Variable Insurance Products Trust with respect to the LVIP UBS Global Asset Allocation Fund dated April 30, 2008, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our report on the LVIP UBS Global Asset Allocation Fund of Lincoln Variable Insurance Products Trust dated February 13, 2009, included in the 2008 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

March 20, 2009